AGREEMENT AND PLAN OF SHARE EXCHANGE


     THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Plan"), made and entered into as of the 8th day of October, 2003, between FIRST NATIONAL BANK OF GWINNETT (the "Bank"), a national bank organized under the laws of the United States, and FNBG BANCSHARES, INC. (the "Company"), a Georgia corporation.


                                   WITNESSETH
                                   ==========

     WHEREAS, the Board of Directors of the Bank has determined that it is in the best interest of the Bank and its shareholders to reorganize the Bank into a one-bank holding company structure and, by resolutions duly adopted, has approved the reorganization and all transactions related to the reorganization; and

     WHEREAS, the Boards of Directors of the Bank and the Company have determined that it is in the best interests of the Bank and the Company, and their respective shareholders, that the reorganization of the Bank be accomplished by an exchange of all of the outstanding shares of Bank Common Stock for shares of Company Common Stock (the "Share Exchange") and, by resolutions duly adopted, have approved and adopted this Plan and directed that it be submitted to the shareholders of the Bank and the Company for their approval; and

     WHEREAS, the principal offices of the Bank and the Company are located at 2734 Meadow Church Road, Duluth, Georgia 30097; and

     WHEREAS, the authorized capital stock of the Bank consists of 5,000,000 shares of common stock ("Bank Common Stock"), $5.00 par value, of which 777,895 shares are issued and outstanding; and

     WHEREAS, the authorized capital stock of the Company consists of 10,000,000 shares of common stock ("Company Common Stock"), $1.00 par value, of which one share is issued and outstanding; and

     WHEREAS, the Board of Directors of the Company, by resolutions duly adopted, has approved the issuance of the shares of Company Common Stock which the shareholders of the Bank will receive upon consummation of the reorganization and the Share Exchange as herein provided; and

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained in this Plan, and for the purpose of stating the method, terms and conditions of the transactions provided for in this Plan, the mode of carrying the same into effect, the manner and basis of exchanging the shares of Bank Common Stock for Company Common Stock as provided in this Plan, and such other provisions relating to the transactions as the parties deem necessary or desirable, the parties hereto agree as follows:

                                    SECTION 1

                                 REORGANIZATION
                                 --------------

     The reorganization of the Bank into a one-bank holding company shall be accomplished pursuant to the provisions of Section 215a-2 of Title 12 of the United States Code. The Company shall acquire all of the outstanding shares of the Bank through a Share Exchange, thereby effecting the reorganization of the Bank into a one-bank holding company structure. The Company will be the acquiring corporation and the Bank will be the entity whose shares will be acquired.

                                    SECTION 2

                      EFFECTIVE DATE OF THE REORGANIZATION
                      ------------------------------------

     The Share Exchange and the reorganization of the Bank into a one-bank holding company structure shall be effective as of the date on which the Office of the Comptroller of the Currency issues a letter to the Bank granting final approval of the Share Exchange pursuant to 12 U.S.C. Sec. 215a-2 (the "Effective Date of the Reorganization").

     Because the Share Exchange will effect the reorganization of the Bank into a one-bank holding company structure, the Share Exchange and reorganization, collectively, shall be referred in this Plan to as the "Reorganization."

                                    SECTION 3

                    LOCATION, ARTICLES AND BYLAWS, MANAGEMENT
                    -----------------------------------------
                AND CAPITAL STRUCTURE OF THE COMPANY AND THE BANK
                -------------------------------------------------

     On the Effective Date of the Reorganization:

     (a) The principal office of the Company and the Bank shall be located at 2734 Meadow Church Road, Duluth, Georgia 30097, or such other location where they are located immediately prior to the Effective Date of the Reorganization.

     (b) The Articles of Incorporation and Bylaws of the Company shall be the same as the Articles of Incorporation and Bylaws of the Company in effect immediately prior to the Effective Date of the Reorganization.

     (c) The directors and officers of the Company shall be the directors and officers of the Company immediately prior to the Effective Date of the Reorganization. All such directors and officers of the Company shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Company.

     (d) The Articles of Association and Bylaws of the Bank shall be the same as the Articles of Association and Bylaws of the Bank in effect immediately prior to the Effective Date of the Reorganization.


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
     (e) The directors and officers of the Bank shall be the directors and officers of the Bank immediately prior to the Effective Date of the Reorganization. All such directors and officers of the Bank shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Bank.

     (f) The capital structure of the Bank shall not be altered or amended by the Reorganization and shall continue in effect on and after the Effective Date of the Reorganization.

     (g) As of the Effective Date of the Reorganization, the Company shall assume sponsorship of, and shall be the successor to the Bank with respect to all of the Bank's rights, duties and obligations under the First National Bank of Gwinnett 2000 Stock Incentive Plan (the "Stock Incentive Plan"), and the number of shares of Company Common Stock reserved under the Stock Incentive Plan shall be equal to the number of shares of Bank Common Stock reserved under the Stock Incentive Plan.


                                    SECTION 4

                        EXISTENCE, RIGHTS, DUTIES, ASSETS
                        ---------------------------------
                           AND LIABILITIES OF THE BANK
                           ---------------------------

     (a) As of the Effective Date of the Reorganization, the existence of Bank as a separate entity shall continue.

     (b) As of the Effective Date of the Reorganization, the Bank shall have the authority to engage only in such businesses and to exercise only such powers as are then permissible upon the original organization of a national bank under the law of the United States and as are provided for in the Articles of Association of the Bank, and the Bank shall be subject to the same prohibitions and limitations to which it would be subject upon original organization, except that the Bank may engage in any business and may exercise any right that the Bank could lawfully have exercised or engaged in immediately prior to the Effective Date of the Reorganization.

     (c) No liability of the Bank or of any of its shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of the Bank be impaired by the Reorganization. Any claim existing or any action pending by or against the Bank may be prosecuted to judgment as if the Reorganization had not taken place.


                                    SECTION 5

           MANNER AND BASIS OF EXCHANGING SHARES OF BANK COMMON STOCK
           ----------------------------------------------------------

     The manner and basis of exchanging shares of Bank Common Stock for shares of Company Common Stock, excluding those shares of Bank Common Stock held by shareholders who have perfected their dissenters' rights under the applicable provisions of 12 U.S.C. Sec. 215a (the "Dissenters' Rights Provision"), shall be as follows:

     (a)     Exchange Ratio.
             --------------

          (i) Each share of Bank Common Stock outstanding immediately prior to the Effective Date of the Reorganization shall, by virtue of the Reorganization and without any action on the part of the holder or holders thereof, be converted into one share of Company Common Stock.

          (ii) Each option to purchase Bank Common Stock outstanding under the Stock Incentive Plan immediately prior to the Effective Date of the Reorganization (and which by its terms does not lapse on or before the Effective Date of the Reorganization) whether or not then exercisable, shall be converted into and become an option to purchase Company Common Stock and the Company shall assume each option in accordance with the terms of the Stock Incentive Plan and option agreements, except that from and after the Effective Date of the Reorganization:

          - the Company shall be substituted for the Bank as administrator of the Stock Incentive Plan;

          - each option assumed by the Company may be exercised solely for shares of Company Common Stock; and

          - the number of shares of Company Common Stock subject to each option shall be equal to the number of shares of Bank Common Stock subject to such option immediately prior to the Effective Date of the Reorganization.

     (b)     Rights of Holders of Certificates for Bank Common Stock.  As of the
             -------------------------------------------------------
Effective Date of the Reorganization, each certificate theretofore representing one or more outstanding shares of Bank Common Stock shall be deemed for all corporate purposes to evidence only the right to receive a certificate representing an equal number of shares of Company Common Stock in accordance with this Plan.

     (c)     Letter of Transmittal.  Unless the parties otherwise agree, within
             ---------------------
three business days after the Effective Date of the Reorganization, the Bank shall mail a letter of transmittal to all holders of certificates for Bank Common Stock. Upon receipt of the letter of transmittal, each holder of a certificate or certificates theretofore representing shares of Bank Common Stock shall surrender such certificates to the Bank, as exchange agent, together with a properly completed and signed letter of transmittal, and shall receive in exchange therefor, as set forth in (a) above, a certificate representing an equal number of shares of Company Common Stock, subject to the restrictions and conditions of this Plan.

     (d)     Failure to Surrender Bank Common Stock Certificates.  Until the
             ---------------------------------------------------
holder surrenders his or her Bank Common Stock certificate or certificates to the Bank (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to the Bank's usual procedures), the holder:

          (i) shall not be issued a certificate representing the shares of Company Common Stock which such Bank Common Stock certificate may entitle the holder to receive; and

          (ii) shall not be paid dividends or other distributions in respect of the shares of Company Common Stock which such Bank Common Stock certificate may entitle the holder to receive; instead such dividends or distributions shall be retained, without interest, for the holder's account until he or she surrenders such Bank Common Stock certificate.

                                    SECTION 6

                  ACQUISITION OF DISSENTERS' BANK COMMON STOCK
                  --------------------------------------------

     The Bank shall establish an escrow account (the "Escrow Account") and transfer from its funds, prior to the Effective Date of the Reorganization, cash sufficient to pay any dissenters as follows:

     (a) The Bank shall pay any holder of Bank Common Stock certificates who fully complies with the Dissenters' Rights Provision cash from the Escrow Account, in an amount to be determined under such provision, for his or her shares of Bank Common Stock. Any cash remaining in the Escrow Account, after payment to all holders of Bank Common Stock certificates who fully comply with the Dissenters' Rights Provision, shall be returned to the Bank. The shares of Bank Common Stock so acquired by the Bank shall be subject to public auction as provided in 12 U.S.C. Sec. 215a, and any proceeds received from the public auction which exceed the amount paid from the Escrow Account to holders perfecting their dissenters' rights shall be remitted to such holders on a pro rata basis.

     (b) In accordance with the Dissenters' Rights Provision, the Bank hereby agrees to pay the costs of any appraisal that may result from a demand for payment pursuant to the Dissenters Rights Provision.


                                    SECTION 7

                       REDEMPTION OF COMPANY COMMON STOCK
                       ----------------------------------

     As soon as practicable after the Effective Date of the Reorganization, the Company shall redeem any shares of Company Common Stock which may have been issued prior to the Effective Date of the Reorganization at a redemption price equal to the same consideration paid for such shares, so that immediately after such redemption the then outstanding shares of Company Common Stock shall consist solely of the shares to be issued by the Company upon the exchange of shares of Bank Common Stock as provided in this Plan.

                                    SECTION 8

           CONDITIONS PRECEDENT TO CONSUMMATION OF THE REORGANIZATION
           ----------------------------------------------------------

     This Plan is subject to, and consummation of the Reorganization is conditioned upon, the fulfillment prior to the Effective Date of the Reorganization of each of the following conditions:

     (a) Approval of the Plan by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Bank Common Stock;

     (b) The number of shares held by persons who have perfected dissenters' rights of appraisal pursuant to the Dissenters' Rights Provision shall not be deemed by the parties to this Plan to make consummation of this Plan inadvisable;

     (c) Procurement of all consents of, filings and registrations with, and notifications to all regulatory authorities required for consummation of the transactions contemplated by this Plan, and expiration of all waiting periods required by law;

     (d) Procurement of any action, consent, approval or ruling, governmental or otherwise, which is, or in the opinion of counsel for the Bank may be, necessary to permit or enable the Bank, upon and after the Reorganization, to conduct all or any part of the business and activities conducted by the Bank prior to the Reorganization; and

     (e) The receipt by the Bank of a written opinion of special counsel to the Bank that for federal income tax purposes, no gain or loss will be recognized by a Bank shareholder who exchanges his or her Bank Common Stock for Company Common Stock, as provided by this Plan.

                                    SECTION 9

                                   TERMINATION
                                   -----------

     In the event that:

     (a) The number of shares of Bank Common Stock voted against the Reorganization shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of the Bank or the Company;

     (b) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed Reorganization which shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of the Bank or the Company;

     (c) Any action, consent, approval, opinion, or ruling required to be provided by Section 8 of this Plan shall not have been obtained; or

     (d) For any other reason, consummation of the Reorganization is deemed inadvisable in the opinion of the Board of Directors of the Bank or the Company;

then this Plan may be terminated at any time before consummation of the Reorganization, by written notice, approved or authorized by the Board of Directors of the party wishing to terminate, to the other party. Upon termination by written notice as provided by this Section 9, this Plan shall be void and of no further effect, and there shall be no liability by reason of this Plan or the termination hereof on the part of the Bank, the Company or their directors, officers, employees, agents or shareholders.

                                   SECTION 10

                                AMENDMENT; WAIVER
                                -----------------

     (a) At any time before or after approval and adoption of this Plan by the respective shareholders of the Bank and the Company, this Plan may be amended by agreement among the Bank and the Company; provided, however, that
                                                     --------  -------
after the approval and adoption of this Plan by the shareholders of the Bank, no amendment reducing the consideration payable to Bank shareholders pursuant to
Section 5(a) of this Plan shall be valid without having been approved by the shareholders of the Bank in the manner required for approval of this Plan.

     (b) A waiver by any party to this Plan of any breach of a term or condition of this Plan shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver or release of any other right, in law or in equity, or claim which any party may have against another party for anything arising out of, connected with or based upon this Plan. A waiver shall be effective only if evidenced by a writing signed by the party who is entitled to the benefit of the term or condition of this Plan which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.

                                   SECTION 11

     BINDING EFFECT; COUNTERPARTS; HEADINGS; ENTIRE AGREEMENT; GOVERNING LAW
     -----------------------------------------------------------------------

     This Plan is binding upon the parties hereto and upon their successors and assigns. This Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of and the headings in this Plan are for convenience of reference only and shall not be deemed a part of this Plan. This Plan constitutes the entire agreement between the parties with respect to the transactions contemplated by this Plan and supercedes any other prior agreements. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia and by federal banking law.

     IN WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization to be executed by their duly authorized officers and their bank and corporate seals to be affixed to this Plan all as of the day and year first above written.

                               FIRST NATIONAL BANK OF GWINNETT


[BANK SEAL]
                               By:    /s/Terry C. Evans
                                  -----------------------------------
                                  Terry C. Evans
                                  President and Chief Executive Officer

ATTEST:


/s/Martha E. Brown
-----------------------------
(Signature)

Martha E. Brown
-----------------------------
(Print Name)

Senior Vice President
-----------------------------
(Title)


                               FNBG BANCSHARES, INC.


[CORPORATION SEAL]
                               By:   /s/Terry C. Evans
                                  -----------------------------------
                                  Terry C. Evans
                                  President and Chief Executive Officer

ATTEST:



/s/Martha E. Brown
-----------------------------
(Signature)

Martha E. Brown
-----------------------------
(Print Name)

Secretary
-----------------------------
(Title)


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